EXHIBIT 99.1

Dolphin Entertainment Reports Q1 Revenue of $6.3M,
up 9% Year over Year; Entertainment Publicity and
Marketing Revenue of $6.2 Million, up 14% Year over Year,
to its Highest Revenue Level in Company History

NEW YORK, NY and LOS ANGELES, CA / ACCESSWIRE / May 15, 2019 / Dolphin Entertainment (NASDAQ: DLPN), a leading independent entertainment marketing and premium content production company, announces its financial results for the quarter ended March 31, 2019.

Q1 2019 and Recent Highlights

•

Total revenue increased 9% to $6,317,089 from $5,784,925 in the prior year.

•

Entertainment publicity and marketing revenue increased 14% to a record $6,238,099, compared to $5,455,733 in the prior year.

•

Operating loss of $(825,161), which included direct costs of $(1,187,419) and non-cash items from depreciation and amortization of $(481,642), compared to an operating loss of $(98,924), which included direct costs of $(571,336) and non-cash items from depreciation and amortization of $(371,181), in the prior year.

•

Net income was $122,608, compared to net income of $832,959 in the prior year, of which a substantial portion for both periods is attributable to a change in fair value of put rights.

•

42West and The Door both earned spots on the Observer's prestigious PR Power 50, a widely-respected ranking of the 50 top public relations firms in the nation.

•

42West represented numerous individuals and served in various capacities with 16 films that collectively earned a total of 47 Oscar nominations and won 8 Academy Awards in 2019.

•

The Door launched a consumer products division and added seasoned executive Nicole Lowe, Managing Director, to lead the new vertical.

•

Viewpoint Creative developed a new brand campaign for Investigation Discovery, America's #1 true crime network.

•

The Door celebrated clients Patrick O'Connell, Kevin Boehm and Rob Katz, who won 2019 James Beard Foundation Awards.

Bill O’Dowd, CEO of Dolphin Entertainment, commented: “2019 is off to a great start, with our record-setting $6.2M of revenue from our core Entertainment Publicity and Marketing segment.”

Mr. O’Dowd continued, “We are managing toward revenue growth in our unique "Super Group" of best-in-class entertainment marketing companies, each of which contributed to our strong first quarter results. 42West had a very successful awards season. The Door launched a consumer products PR division which we are very excited about, and Viewpoint continued its leading work with television networks, developing a beautiful  brand campaign for Investigation Discovery, America's #1 true crime network.”

Mr. O’Dowd concluded, “In terms of continuing organic growth, we are focused on adding clients, cross-selling between subsidiaries and growing average revenue per client, especially with the video creation capabilities brought in through our Viewpoint acquisition. With respect to non-organic growth, we are committed to executing on current M&A opportunities to continue to build our “Super Group” platform, with the goal of housing leading companies across all earned media marketing services to the entertainment and hospitality industries, which will clearly differentiate Dolphin, thereby increasing our value among clients, and resulting in higher revenue and accelerated growth.”

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.
Date, Time: Thursday, May 16, 2019, at 9:00 a.m. ET
Toll-free: 877-407-0782
International: 201-689-8567
Live Webcast: https://www.investornetwork.com/event/presentation/49162

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.
Toll-free: 877-481-4010
Reference ID: 49162

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West and The Door, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment and hospitality industries. The Door and 42West are both recognized global leaders in PR services for their respective industries. Dolphin's recent acquisition of Viewpoint Creative adds full-service creative branding and production capabilities to our marketing group. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

Special Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment's expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described under the caption entitled "Risk Factors" in Dolphin Entertainment's most recent Annual Report on Form 10-K filed with the SEC and under similar headings in its subsequently filed Quarterly Reports on Forms 10-Q and other filings with the SEC, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

DOLPHIN ENTERTAINMENT, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of March 31, 2019	As of December 31, 2018
ASSETS
Current
Cash and cash equivalents	$3,616,981	$5,542,272
Restricted cash	732,920	732,368
Accounts receivable, net of allowance for doubtful accounts of $246,921 and $283,022, respectively.	2,703,732	3,173,107
Other current assets	829,661	620,970
Total current assets	7,883,294	10,068,717

Capitalized production costs, net	735,585	724,585
Intangible assets, net of accumulated amortization of $3,105,306 and $2,714,785, respectively.	8,476,027	9,395,215
Goodwill	16,016,901	15,922,601
Right-of-use asset	6,904,563	—
Property, equipment and leasehold improvements, net	1,111,020	1,182,520
Investments	220,000	220,000
Deposits	495,863	475,956
Total Assets	$41,843,253	$37,989,594

LIABILITIES
Current
Accounts payable	$701,825	$944,232
Other current liabilities	6,056,789	7,238,507
Line of credit	1,700,390	1,700,390
Put rights	4,244,217	4,281,595
Accrued compensation	2,625,000	2,625,000
Debt	2,322,461	2,411,828
Loan from related party	1,107,873	1,107,873
Contract liabilities	619,459	522,620
Lease liability	1,400,257	—
Convertible notes payable, net of debt discount	1,957,693	625,000
Notes payable	681,887	479,874
Total current liabilities	23,417,851	21,936,919
Noncurrent
Put rights	915,324	1,702,472
Convertible notes payable	200,000	1,376,924
Notes payable	391,117	612,359
Contingent consideration	820,000	550,000
Lease liability	5,943,870	—
Other noncurrent liabilities	250,000	1,034,393
Total noncurrent liabilities	8,520,311	5,276,148
Total Liabilities	31,938,162	27,213,067

Commitments and contingencies (Note 19)

STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 14,427,100 and 14,123,157, respectively, issued and outstanding at March 31, 2019 and December 31, 2018	216,408	211,849
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, issued and outstanding at March 31, 2019 and December 31, 2018	1,000	1,000
Additional paid in capital	104,094,249	105,092,852
Accumulated deficit	(94,406,566)	(94,529,174)
Total Stockholders' Equity	9,905,091	10,776,527
Total Liabilities and Stockholders' Equity	$41,843,253	$37,989,594

DOLPHIN ENTERTAINMENT, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended
	March 31
	2019	2018
Revenues:
Entertainment publicity and marketing	$6,238,099	$5,455,733
Content Production	78,990	329,192
Total revenues	6,317,089	5,784,925

Expenses:
Direct costs	1,187,419	571,336
Selling, general and administrative	795,867	873,945
Depreciation and amortization	481,642	371,181
Legal and professional	375,909	459,580
Payroll	4,301,413	3,607,807
Total expenses	7,142,250	5,883,849
Loss before other income (expenses)	(825,161)	(98,924)

Other income (expenses):
Loss on extinguishment of debt	(21,287)	—
Change in fair value of warrant liability	—	168,317
Change in fair value of put rights	1,527,026	1,083,596
Change in fair value of contingent consideration	(270,000)	—
Interest expense	(287,970)	(267,426)
Total other income, net	947,769	984,487
Income before income taxes	$122,608	$885,563
Income taxes	—	(52,604)
Net income	$122,608	$832,959

Income (Loss) per Share:
Basic	$0.01	$0.07
Diluted	$(0.08)	$0.07
Weighted average number of shares used in per share calculation
Basic	15,944,443	12,517,660
Diluted	18,690,377	12,786,065